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                                                                    Exhibit 23.2


                                                                   Kvaerner Davy
                                                               2440 Camino Ramon
Murray N. Hutchison                                         San Ramon, CA  94583
Senior Vice President                                       Tel:  (510) 866-1166
                                                            Telex: 470670
                                                            Fax:  (510) 866-6520





August 27, 1996




Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO  80401

Gentlemen:

We hereby consent to the incorporation by reference into the Registration Statement of Canyon Resources Corporation (the "Company") on Form S-3 covering the registration of 450,000 shares of the Company's common stock, of our Mine Plan and Preliminary Feasibility Study dated September 1993 pertaining to the Company's McDonald Property as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Very truly yours,

/s/Murray N. Hutchison

Murray N. Hutchison

MNH:smr